EXHIBIT 99.1

For Immediate Release
WM Hosts 2023 Virtual Sustainability Investor Day	FOR MORE INFORMATION WM Web site www.wm.com Investors Ed Egl 713.265.1656 eegl@wm.com Media Toni Werner media@wm.com
Presentation to Highlight Expected Growth in the Company’s Renewable Energy and Recycling Businesses

Houston — April 5, 2023 — WM (NYSE: WM) will host a virtual Sustainability Investor Day today, beginning at 10:00 a.m. EDT to discuss the Company’s planned investments in its renewable energy and recycling businesses and how they support WM’s compelling investment thesis. The event will feature a presentation from members of the senior leadership team and business leaders from WM’s renewable energy and recycling businesses, followed by a question-and-answer session.

“Today we will be sharing more about the next phase of WM’s growth, which is strongly linked with our previously announced investments in renewable energy and recycling,” said Jim Fish, President and Chief Executive Officer of WM. “Our team has delivered excellent results over the past several years, and we are pleased to lay out a plan that builds upon this success, which we expect to nearly double WM’s 2019 adjusted operating EBITDA and free cash flow by 2027.”(a)

The presentation will highlight WM’s unique position to drive value from its renewable energy and recycling businesses for customers, employees, shareholders, and the environment.

“Our sustainability-related investments provide a growth engine for WM, as they play a pivotal role in building solutions for our customers while also unlocking significant potential value for our shareholders,” said Tara Hemmer, SVP and Chief Sustainability Officer of WM. “Our investments are also expected to deliver significant environmental benefits.”

Event Details

The presentation will begin promptly at 10:00 a.m. EDT, and the event is expected to conclude by 12:00 p.m. Participants can register and join the event by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the webcast will be available at the same location. Participants may pre-register at any time. Registered participants may submit written questions during the presentation, and the Company will moderate a question-and-answer session at the end of the presentation. The presentation materials are also available at investors.wm.com.

(a)   Adjusted operating EBTIDA and free cash flow are non-GAAP measures. See page 3 of the Sustainability Investor Day presentation materials available at investors.wm.com for management’s definitions of these measures and additional information about use of non-GAAP measures and projections. Also see the Appendix to the Sustainability Investor Day presentation materials for a reconciliation of historical results to the most comparable GAAP measure.

about WM

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling, and disposal services to millions of residential, commercial, industrial, and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics, and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials, and is the leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM's fleet includes nearly 11,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

FORWARD-LOOKING STATEMENTS

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains forward-looking statements regarding future investments, growth, benefits and results related to our renewable energy and recycling businesses, including projected future adjusted operating EBITDA and free cash flow. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. See page 3 of the Sustainability Investor Day presentation materials available at investors.wm.com for information on risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K for additional information regarding risks and uncertainties applicable to our business. The Company assumes no obligation to update any forward-looking statement, including financial projections, whether as a result of future events, circumstances or developments or otherwise.

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